SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

PIMCO EQUITY SERIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareholder Name
Address 1
Address 2
Address 3

YOUR PROMPT ATTENTION IS REQUESTED

Re:	PIMCO DIVIDEND AND INCOME FUND

PIMCO RAE US FUND

PIMCO RAE GLOBAL EX-US FUND

PIMCO RAFI DYNAMIC MULTI-FACTOR INTERNATIONAL EQUITY ETF

PIMCO RAFI DYNAMIC MULTI-FACTOR U.S. EQUITY ETF

PIMCO RAFI ESG U.S. ETF

Dear Shareholder:

We have been trying to get in touch with you regarding a time sensitive matter pertaining to your investment in one or more of the above listed Funds in the PIMCO Equity Series (the “Trust”). This matter pertains to an important operating initiative for the Fund which requires your response.

It is important that we speak with you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-877- 478-5042 between 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you in advance for your participation.

ID NUMBER:    1234567

14944_E1_N

Alternative Outreach Communications Level I AOC (Start of Campaign Script)

Hello.

This call is regarding your investment with (NAME OF FUND / COMPANY).

The (Annual / Special) Meeting of (Shareholders / Stockholders) is scheduled to take place on (MEETING DATE).

We are calling to offer you a quick and convenient way of voting your proxy which will help (NAME OF FUND / COMPANY) achieve its (Shareholder/ Stockholder) meeting objectives. To cast your vote with a live representative, please press 1.

(Pause and listen 2 seconds)

This process is simple and will only take a few moments of your time. To cast your vote, please press 1 now.

(Pause and listen 2 seconds)

If you have any questions about the (Annual / Special) Meeting or your vote, please press 2 now or for more information about your investment with the (NAME OF FUND/ COMPANY) please press 3 now.

(Pause and listen 2 seconds)

[The recording the shareholder will hear if they opt to press 3]

“As of (RECORD DATE) you owned one or more investments in (NAME OF FUND / COMPANY). Please hold for a representative who can provide additional information.”

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.

(Pause and listen 2 seconds)

If you received this message on your answering machine you may contact us toll free at (TOLL-FREE NUMBER) from 9am to 10pm Monday through Friday Eastern Time. (Recording 8.wav)

ANSWERING MACHINE Script for AOC

Hello. We are calling on behalf of your investment with (NAME OF FUND / COMPANY). The (Annual / Special) Meeting of (Shareholder / Stockholder) is scheduled to take place on (MEETING DATE) and our records indicate that your vote has not been registered.

To conveniently vote your shares by phone, please contact us at your earliest convenience at (TOLL-FREE NUMBER) between the hours of 9:00am and 10:00pm Eastern Time.

FOR INTERNAL DISTRIBUTION ONLY	Updated 03-08-21

Alternative Outreach Communications Level I AOC (Start of Campaign Script)

Your vote is very important and your time is greatly appreciated. Thank you and have a good day.

FOR INTERNAL DISTRIBUTION ONLY	Updated 03-08-21

PIMCO Equity Series Any Vote Call Guide (Any Vote)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with PIMCO Equity Series.

The reason for my call is to inform you that the Special Meeting of Shareholders is scheduled to take place on March 26, 2021 and currently our records indicate your vote has not been recorded.

The Board is recommending a vote “In Favor” of the proposal, but you may also cast an “Against” or “Abstain” vote.

Would you like to vote “In Favor”, “Against” or “Abstain”?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with PIMCO Equity Series before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

●	Please state your full name. (Pause)
●	According to our records, you reside in (city, state, zip code). (Pause)
●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms.                        , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 03-08-2021